UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EVER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On August 1, 2023, EverQuote, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with MyPlanAdvocate Insurance Solutions Inc. (the “Buyer”), a Delaware corporation, pursuant to which the Company agreed to sell to the Buyer assets relating to its health insurance vertical (as further described in the Purchase Agreement, the “Disposed Assets”), by selling to the Buyer all of the issued and outstanding membership interests of its subsidiary, Eversurance, LLC, an Indiana limited liability company, for cash consideration of $13.2 million, subject to customary post-closing adjustments (collectively, the “Transaction”). The Transaction closed concurrently with execution of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties by the Company, on the one hand, and the Buyer, on the other hand. It also contains customary covenants, including covenants preventing the Company, together with its direct and indirect subsidiaries, from engaging in the operation of a direct to consumer agency for the sale of health insurance and Medicare plans to consumers, subject to certain exceptions, for a period of three years following the closing.

The Purchase Agreement provides for customary post-closing indemnification by each party of certain liabilities specified in the Purchase Agreement, subject to customary limitations.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Disposed Assets or the Buyer. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Disposed Assets or the Buyer or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Loan and Security Modification Agreement (August 1, 2023)

On August 1, 2023, the Company entered into a Loan and Security Modification Agreement (the “Consent and Release”) with Western Alliance Bank (the “Lender”), which modified the Amended and Restated Loan and Security Agreement, dated August 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) between the Company and the Lender. Pursuant to the Consent and Release, the Lender consented to the Transaction and released its security interests in the Disposed Assets arising under the Loan Agreement.

The foregoing description of the Consent and Release is qualified in its entirety by reference to the full text of the Consent and Release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Loan and Security Modification Agreement (August 7, 2023)

On August 7, 2023, the Company entered into an additional Loan and Security Modification Agreement (the “Loan Amendment”) with the Lender, which further modified the Loan Agreement (the Loan Agreement, as amended by the Loan Amendment, the “Amended Loan Agreement”).

The Loan Amendment (i) eliminates the term loan availability, (ii) decreases the revolving line of credit under the Amended Loan Agreement from $35.0 million to $25.0 million, (iii) updates the interest rate for borrowings under the revolving line of credit from (A) the greater of 4.25% and the prime rate to (B) the greater of 7.00% and the prime rate and (iv) updates certain financial and other covenants.

Pursuant to the Loan Amendment, the existing minimum asset coverage ratio, fixed charge coverage ratio and leverage ratio covenants under the Amended Loan Agreement have been eliminated and replaced with a minimum adjusted quick ratio of 1.10 to 1.00 (defined as (1) the sum of (x) unrestricted cash and cash equivalents held at the Lender plus (y) net accounts receivable reflected on the Company’s balance sheet to (2) current liabilities, including all borrowings outstanding under the Amended Loan Agreement, but excluding the current portion of deferred revenue, in each case determined in accordance with U.S. generally accepted accounting principles) (the “Adjusted Quick Ratio”). At any time when the Adjusted Quick Ratio is less than 1.30 to 1.00, the Lender shall have the ability to use the Company’s cash receipts to repay outstanding obligations until such time as the Adjusted Quick Ratio is equal to or greater than 1.30 to 1.00 for two consecutive months.

The foregoing description of the Loan Amendment is qualified in its entirety by reference to the full text of the Loan Amendment, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2023, the Company issued a press release reporting financial results for the fiscal quarter ended June 30, 2023. The full text of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in Item 2.02 in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Loan Agreement is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 7, 2023, the Company posted an investor presentation to its website (www.everquote.com). A copy of the investor presentation is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

The information contained in Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.4) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated August 1, 2023, by and between MyPlanAdvocate Insurance Solutions Inc. and the Company.

99.1	Loan and Security Modification Agreement, dated August 1, 2023, by and between Western Alliance Bank and the Company.

99.2	Loan and Security Modification Agreement, dated August 7, 2023, by and between Western Alliance Bank and the Company.

99.3	Press release dated August 7, 2023

99.4	Investor Presentation dated August 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: August 7, 2023	By:	/s/ Julia Brncic
Julia Brncic
Secretary and General Counsel